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                                                             Exhibit 99.(16)(c)

                                POWER OF ATTORNEY

     I, Thomas Disbrow, Vice President and Treasurer (Chief Financial and Accounting Officer) of UBS Cashfund Inc., UBS RMA Money Fund Inc., UBS RMA Tax-Free Fund Inc., and UBS Master Series, Inc. (each, a "Corporation"), hereby constitute and appoint Joseph T. Malone, Todd Lebo, Keith A. Weller, Ethan D. Corey, Maureen Magner and Jack W. Murphy, and each of them singly, my true and lawful attorneys, with full power to sign for me, in my name and in my capacity as Vice President and Treasurer (Chief Financial and Accounting Officer) of each Corporation, any amendments to the current registration statement of such Corporation on Form N-1A (as filed with the Securities and Exchange Commission) and all instruments necessary or desirable in connection therewith, and hereby ratify and confirm my signature as it may be signed by said attorneys to these amendments to the registration statement and other instruments.

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
     SIGNATURE                           TITLE                              DATE
     ---------                           -----                              ----
/s/ Thomas Disbrow               Vice President and Treasurer          August 27, 2004
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Thomas Disbrow              (Chief Financial and Accounting Officer)
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